UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

Entorian Technologies Inc.

(Exact name of registrant as specified in its charter)

000-50553

(Commission File Number)

Delaware	56-2354935
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8900 Shoal Creek Blvd, Suite 125

Austin, Texas 78757

(Address of principal executive offices, with zip code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2008, Entorian Technologies Inc. (“Entorian” or “we” or “us”), August Merger Sub Corporation, a wholly owned subsidiary of Entorian (“Merger Sub”), Augmentix Corporation (“Augmentix”) and Centennial Ventures VII, L.P., as the stockholder representative (“Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Merger Sub would be merged with and into Augmentix (the “Merger”), with Augmentix continuing after the Merger as the surviving corporation and our wholly owned subsidiary. On July 14, 2008 (the “Effective Time”), we completed this acquisition (the “Acquisition”).

Under the Merger Agreement, we acquired all of the outstanding ownership interests in Augmentix. We paid $23.5 million in cash and issued approximately $10.7 million in convertible notes (the “Notes”), for total consideration of approximately $34.2 million, including certain post-closing adjustments based on Augmentix’s working capital.

As a condition to the Acquisition, we entered into an escrow agreement with the Stockholder Representative and Wells Fargo Bank, N.A., as escrow agent, whereby an escrow fund in the amount of approximately $4.3 million in cash and Notes was deposited into an escrow account from the proceeds of the Acquisition as security for certain conditions and indemnification obligations of Augmentix’s stockholders under the Merger Agreement (“Claims”). This amount held in escrow is subject to be released over a period of two years, less any amounts for unresolved and settled Claims.

Immediately prior to the Effective Time, all of the unexercised outstanding options to acquire the common stock of Augmentix under its stock option plan, whether vested or unvested, were either exercised or terminated and cancelled, and we did not assume these Augmentix stock options. We issued 1,462,000 new options to purchase common stock of Entorian common stock to Augmentix employees as of the Effective Time, and agreed to pay $500,000 in retention bonuses to certain employees over the 18-month period following the Effective Time.

Prior to entering into the Merger Agreement, there was no material relationship between Augmentix and Entorian.

The Merger Agreement contains representations, warranties and indemnities customary for transactions of this type. The foregoing summary of certain terms of the Merger Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such Merger Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Merger Agreement and (ii) contained in the disclosure schedules to the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Entorian’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

Effective July 11, 2008, we terminated our unsecured revolving loan agreement with Guaranty Bank, originally dated March 10, 2005.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See Item 1.01, above, relating to Entorian’s acquisition of Augmentix Corporation.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01, above, relating to Entorian’s acquisition of Augmentix Corporation.

The Notes and the shares of common stock underlying the Notes (the “Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on the exemption from registration provided by Regulation D and Section 4(2) of the Securities Act with respect to our offering and sale of the Shares.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2008, we announced that our Board of Directors elected Martin J. Garvin to serve as an independent director and member of our Audit Committee, to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2009. Mr. Garvin served as Senior Vice President and Chief Procurement Officer of Dell, Inc., from 2001 through 2008, and was responsible for the strategic leadership and management of the Dell Global Supply Chain. He joined Dell in 1997, where he held the position of Vice President of Worldwide Procurement before his promotion to Senior Vice President. The appointment of Mr. Garvin as an independent director to serve on the Audit Committee brings us into compliance with NASDAQ Marketplace Rule 4350, which requires that public companies listed on the NASDAQ National Market System have three independent directors serving on this committee.

In addition, we increased the compensation paid to independent members of our Board of Directors as well as to Mr. Joseph Marengi. These directors now receive an annual cash retainer of $25,000 a year, as well as $1,500 per Board meeting. The other fees remain unchanged.

On July 15, 2008, our Board of Directors increased the size of the Board from seven directors to eight directors, and we announced that the Board elected Krishna Srinivasan to serve as a director, to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2009. Mr. Srinivasan was not appointed to serve on any committee of the Board of Directors. Mr. Srinivasan served as a director of Augmentix Corporation since its inception and is currently a partner with Austin Ventures. Austin Ventures owns approximately 78% of our outstanding stock.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated July 11, 2008, by and among Entorian Technologies Inc., August Merger Sub Corporation, Augmentix Corporation and Centennial Ventures VII, L.P., as Stockholder Representative

2.2	Escrow Agreement dated July 14, 2008, by and among Entorian Technologies Inc., Wells Fargo Bank, N.A., as escrow agent, and Centennial Ventures VII, L.P., as the Stockholder Representative

99.1	Press Release dated July 10, 2008, announcing the election of Martin J. Garvin to Entorian’s Board of Directors

99.2	Press Release dated July 14, 2008, announcing the acquisition of Augmentix Corporation by Entorian

99.3	Press Release dated July 15, 2008, announcing the election of Krishna Srinivasan to Entorian’s Board of Directors

Forward-Looking Statements

This Form 8-K and Exhibit 99.2 furnished herewith contain forward-looking statements that are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve a number of risks and uncertainties. Investors are cautioned that statements in this release that are not strictly historical statements constitute forward-looking statements. It is important to note that Entorian’s performance, and actual results, financial condition or business could differ materially from those expressed in the forward-looking statements. The words “may,” “could,” “would,” “should,” “outlook,” “guidance,” “expects,” “estimates,” “intends,” “plans,” “projects,” “anticipates,” “believes,” “predicts,” “potential” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. These statements include our belief about the Acquisition being accretive, our estimates of second half 2008 revenue and our plan to continue to strive to maximize customer value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2008

ENTORIAN TECHNOLOGIES INC.

By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 11, 2008, by and among Entorian Technologies Inc., August Merger Sub Corporation, Augmentix Corporation and Centennial Ventures VII, L.P., as Stockholder Representative

2.2	Escrow Agreement dated July 14, 2008, by and among Entorian Technologies Inc., Wells Fargo Bank, N.A., as escrow agent, and Centennial Ventures VII, L.P., as the Stockholder Representative

99.1	Press Release dated July 10, 2008, announcing the election of Martin J. Garvin to Entorian’s Board of Directors

99.2	Press Release dated July 14, 2008, announcing the acquisition of Augmentix Corporation by Entorian

99.3	Press Release dated July 15, 2008, announcing the election of Krishna Srinivasan to Entorian’s Board of Directors